Exhibit 10.33

AMENDMENT NO. 2

TO THE HAMILTON BEACH BRANDS, INC.

EXCESS RETIREMENT PLAN

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2015)

Hamilton Beach Brands, Inc. hereby adopts this Amendment No. 2 to the Hamilton Beach Brands, Inc. Excess Retirement Plan (As Amended and Restated Effective January 1, 2015) (the “Plan”), to be effective as of, and contingent upon, the “Spin-Off Date,” as such term is defined in the 2017 Separation Agreement between NACCO Industries, Inc. and Hamilton Beach Brands Holding Company (the “Effective Date”). Words used herein with initial capital letters which are defined in the Plan are used herein as so defined

1. Section 2.8 of the Plan is hereby amended in its entirety to read as follows:

“Section 2.8 Fixed Income Fund shall mean the Vanguard Retirement Savings Trust III under the Savings Plan or any equivalent fixed income fund thereunder which is designated by the Hamilton Beach Brands Holding Company Retirement Funds Investment Committee as the successor to such fund.”

2. Article II of the Plan is hereby amended to add new section 2.16 as follows:

“Section 2.16 Employer shall mean the Company and any related company that adopts the Plan with the approval or ratification of the Compensation Committee.”

3. The first clause of the first sentence of Section 9.5 of the Plan is hereby amended to read as follows:

“The Company (without the consent of any Employer but with the approval or ratification of the Hamilton Beach Brands Holding Company Benefits Committee) may at any time amend any or all of the provisions of this Plan,”

EXECUTED this          day of                                              , 2017.

HAMILTON BEACH BRANDS, INC.

By:
Title: